UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

AFC GAMMA, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1650

West Palm Beach, FL, 33401

(Address of principal executive offices, including zip code)

561-510-2390

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AFCG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 11, 2023, AFC Gamma, Inc. (the “Company”) entered into an amendment (the “Management Agreement Amendment”) to the Company’s Amended and Restated Management Agreement, dated January 14, 2021, between the Company and AFC Management, LLC (the “Manager”), as amended by the First Amendment to Amended and Restated Management Agreement, dated March 10, 2022, as further amended by the Second Amendment to Amended and Restated Management Agreement, dated November 7, 2022, as further amended by the Third Amendment to Amended and Restated Management Agreement, dated March 6, 2023 (the “Amended and Restated Management Agreement”). Pursuant to the Management Agreement Amendment, the Amended and Restated Management Agreement was amended to update the investment guidelines to allow for investments in mezzanine loans to commercial real estate owners, operators and related businesses. In addition, the investment guidelines were amended such that loans and investments made in respect of (x) first lien or second lien loans secured by mortgages or mezzanine loans to commercial real estate owners, operators and related businesses, (y) the ownership of non-cannabis related commercial real estate assets, and (z) mortgage-backed securities shall not exceed 35% of the Company’s assets as evaluated on a quarterly basis and determined by the Company’s Board of Directors through the independent Audit and Valuation Committee. The Manager is a wholly-owned subsidiary of Castleground Holdings LLC (f/k/a Advanced Flower Capital Management, LLC) (the “Parent Manager”), which is approximately 79% beneficially owned by Leonard M. Tannenbaum, our Chief Executive Officer and Chairman of the Board, and approximately 11% beneficially owned by Robyn Tannenbaum, our President.

The foregoing description of the Amended and Restated Management Agreement is qualified in its entirety by reference to the full text of the Management Agreement Amendment, which is filed as Exhibit 10.1D to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers. Compensatory Arrangements of Certain Officers.

On September 11, 2023, effective as of such date, Jonathan Kalikow resigned from each of his officer and director positions with the Company and each of its subsidiaries, including, without limitation, as (i) a member of the Company’s board of directors, (ii) Head of Real Estate of the Company and all other roles he has with the Company and each of its subsidiaries, whether as an employee or officer, and (iii) a member of the Company’s Investment Committee. Mr. Kalikow’s decision to resign was based on his desire to focus on non-cannabis investments and is not the result of any dispute or disagreement with the Company or any matter related to the Company’s operations, policies or practices. In connection with Mr. Kalikow’s resignation, the Company has agreed to cause the Manager to recommend to the Company’s Board of Directors to fully accelerate all restricted stock of the Company owned by Mr. Kalikow.

As of September 11, 2023, Mr. Kalikow no longer owns any of the outstanding equity of the Parent Manager, and Mr. Tannenbaum and Mrs. Tannenbaum beneficially own approximately 79% and 11%, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1D	Fourth Amendment to Amended and Restated Management Agreement, dated September 11, 2023 by and between AFC Gamma, Inc. and AFC Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC GAMMA, INC.

	By:	/s/ Brandon Hetzel
Brandon Hetzel
Chief Financial Officer and Treasurer
Date: September 11, 2023

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